UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2007
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Definitive Material Agreement.
          The response to this item is contained in Item 2.01. Completion of Acquisition or Disposition of Assets below and is incorporated by reference herein in its entirety.
Item 2.01.    Completion of Acquisition or Disposition of Assets
          On August 23, 2007, Clinical Data (the “Company”) acquired all of the outstanding capital stock of Epidauros Biotechnologie AG (“Epidauros”) of Bernried, Germany, in an all-cash acquisition valued at 8.75 million Euros ($11.84 million USD). The shares of Epidauros were purchased from each of the stockholders of the company, as more fully described in the Share Purchase Agreement attached hereto as Exhibit 99.1 (the “Purchase Agreement”). In the transaction, the Company acquired operations in Germany and a significant intellectual property portfolio that includes biomarkers in genes relating to prominent drug transporters and in important cytochrome P450 drug metabolizing genes. As more fully described in the Purchase Agreement, the former stockholders of Epidauros and Dr. Michael Lutz, the President of Epidauros, each agree to indemnify the Company for certain breaches of representations and warranties made in the Purchase Agreement, subject to certain time and monetary limitations.
          The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.1.	Purchase Agreement, dated August 23, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: August 29, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Purchase Agreement, dated August 23, 2007.